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                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

         Amendment No. 1 to Rights Agreement dated as of June 13, 2002, amending the Rights Agreement dated September 24, 1997 (the "Agreement"; capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement) between Cotelligent, Inc. (formerly known as Cotelligent Group, Inc.), a Delaware corporation (the "Company"), and BankBoston, N.A. (the "Rights Agent").

         WHEREAS, on September 24, 1997, the Company and the Rights Agent entered into the Agreement;

         WHEREAS, the Company amended its Certificate of Incorporation on September 9, 1998 to change its name from Cotelligent Group, Inc. to Cotelligent, Inc.;

         WHEREAS, Section 26 of the Agreement provides that prior to the Distribution Date, the Company may amend the Agreement without the approval of any holders of Common Shares;

         WHEREAS, the Rights Agent and the Company desire to amend the Agreement to appoint EquiServe Trust Company, N.A. as the Rights Agent;

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Agreement to delete provisions of the Agreement relating to Continuing Directors;

         WHEREAS, on May 8, 2002, the Company's Board of Directors authorized this Amendment; and

         WHEREAS, the Company and the Rights Agent wish to amend the Agreement;

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereby agree as follows:

I.       Amendments Relating to the Company's Name Change

         The Agreement is hereby amended to replace "Cotelligent Group, Inc." wherever it appears with "Cotelligent, Inc.".

II.      Amendments Relating to the Rights Agent

         A. The Preamble to the Agreement is hereby amended by substituting "EquiServe Trust Company, N.A." for "BankBoston" as Rights Agent.

         B.    The Legend which appears as an indented block paragraph in
               Section 3(c) of the Agreement is hereby deleted in its entirety and in lieu thereof the following is substituted:




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                      "This certificate also evidences a beneficial interest in
                      and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Cotelligent Group, Inc. and BankBoston, N.A., dated as of September 24, 1997, and as amended on June 13, 2002 by and between Cotelligent, Inc. (the "Company") and EquiServe Trust Company, N.A. (the "Rights Agent") and as the same may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and beneficial interests therein will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void."

          C. Section 21 of the Agreement is hereby deleted and in lieu thereof the following is substituted:

                      "Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail and to the holders of the Right Certificates by first-class mail. In the event the Transfer Agency and Services Agreement, between the Company and the Rights Agent, in its capacity as the Company's transfer agent, terminates, the Rights Agent will be deemed to resign automatically on the effective date of such termination; and any required notice will be sent by the Company. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation or trust company organized and doing business under the laws of the United States, in



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                     good standing, which is authorized under such laws to
                     exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has individually or combined with an affiliate at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be."

               D. Section 25 of the Agreement is hereby deleted and in lieu thereof the following is substituted:

                     "Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                                            Cotelligent, Inc.
                                            44 Montgomery Street, Suite 4050
                                            San Francisco, California  94114
                                            Attention:  Daniel E. Jackson, Esq.

                      Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                                            EquiServe Trust Company, N.A.
                                            150 Royall Street
                                            Canton, MA  02021
                                            Attn.:  Client Administration

                      Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date to the holder of certificates representing



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                     Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company."

          E. The first sentence of Exhibit B to the Agreement entitled "Form of Rights Certificate" after the legend is hereby amended by substituting "EquiServe Trust Company, N.A." for "BankBoston, N.A." as the Rights Agent.

          F. The last sentence of the first paragraph of Exhibit C to the Agreement entitled "Summary of Rights to Purchase Preferred Shares" is hereby amended by substituting "EquiServe Trust Company, N.A." for "BankBoston, N.A." as Rights Agent.

III.     Amendments Relating to Continuing Directors

          A. Section 1(a) of the Agreement is hereby amended to delete the phrase "a majority of the Continuing Directors then in office" and substituting in lieu thereof the phrase "the Board of Directors".

          B. Section 1(h) of the Agreement is hereby deleted in its entirety and in lieu thereof the following is substituted:

                      "(h) Intentionally left blank."

          C. Section 11(a)(ii)(B) of the Agreement is hereby amended to delete the phrase "at least a majority of the Continuing Directors" and substituting in lieu thereof the phrase "the Board of Directors".

          D. Sections 11(a)(iii), 11(q) and 13(e) are hereby amended to delete the phrase "a majority of the Continuing Directors in office at the time" wherever it appears and substituting in lieu thereof the phrase "the Board of Directors".

          E. Section 23(a) of the Agreement is hereby deleted in its entirety and in lieu thereof the following is substituted:

                     "(a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the tenth day following a Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price") and the Company may, at its option, pay the Redemption Price either in Common Shares (based on the "current market price", as defined in Section 11(d)(i) hereof, of the Common Shares at the time of redemption) or cash; provided, however, if, following the occurrence of a Stock Acquisition Date and



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                     following the expiration of the right of redemption
                     hereunder but prior to any Triggering Event, (i) an Acquiring Person shall have transferred or otherwise disposed of a number of Common Shares in one transaction or series of transactions, not directly or indirectly involving the Company or any of its subsidiaries, which did not result in the occurrence of a Triggering Event or the Company shall have issued additional equity securities, in either instance such that such Person is thereafter a Beneficial Owner of 10% or less of the outstanding Common Shares, and (ii) there is no other Acquiring Person immediately following the occurrence of the event described in clause (i), then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired."

          F. Section 26(a) of the Agreement is hereby deleted in its entirety and in lieu thereof the following is substituted:

                     "(a) Prior to the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provisions of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date and subject to the penultimate sentence of this
                     Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,
                     (iii) to shorten or lengthen any time period hereunder, or
                     (iv) to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Rights Certificates; provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, (i) no supplement or amendment shall be made that changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of Preferred Share Fractions for which a Right is exercisable; and (ii) no supplement or amendment that changes the rights and duties of the Rights Agent under this Agreement shall be effective without the consent of the Rights Agent. Prior to


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                     the Distribution Date, the interests of the beneficial
                     owners of Rights shall be deemed coincident with the interests of the holders of Common Shares."

          G. Section 28 is hereby amended to delete the parenthetical phrase "(with, where specifically provided for herein, the concurrence of the Continuing Directors)" wherever it appears. Section 28 is hereby further amended to delete the phrase "or the Continuing Directors" from clause (y) of such Section.

          H. The sixth paragraph of Exhibit B to the Agreement entitled "Form of Rights Certificate" is hereby amended to delete the following sentence: "Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors."

          I. The eleventh paragraph of Exhibit C to the Agreement entitled "Summary of Rights to Purchase Preferred Shares" is hereby amended to delete the following sentence: "Under certain circumstances set forth in the Rights Agreement, the decision to redeem will require the concurrence of a majority of the Continuing Directors." The last sentence of the eleventh paragraph of Exhibit C to the Agreement entitled "Summary of Rights to Purchase Preferred Shares" is hereby amended to delete the phrase "with, where required, the concurrence of the Continuing Directors" as well as the commas that set off this phrase.

          J. The twelfth paragraph of Exhibit C to the Agreement entitled "Summary of Rights to Purchase Preferred Shares" is hereby deleted in its entirety.

          K. The last sentence of the fourteenth paragraph of Exhibit C to the Agreement entitled "Summary of Rights to Purchase Preferred Shares" is hereby deleted in its entirety.

IV.      Miscellaneous Provisions

          A. This Amendment No. 1 to the Rights Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and for all purposes shall be governed and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          B. This Amendment No. 1 to the Rights Agreement may be executed in any number of counterparts, each of which shall be an original, and all such counterparts shall together constitute one and the same instrument.

          C. In all respects not inconsistent with the new terms and provisions of this Amendment No. 1 to the Rights Agreement, the Rights Agreement is hereby ratified, adopted, approved and confirmed.

          D. If any term, provision, covenant or restriction of this Amendment No. 1 to the Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment No. 1 to the Rights Agreement, and



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                     of the Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


                            [Signature page follows]




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         IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to
Rights Agreement to be executed as of the date first written above.

                                     COTELLIGENT, INC.



                                     By:  /s/ Daniel E. Jackson
                                        ------------------------------------
                                     Name:  Daniel E. Jackson
                                     Title: President & Chief Operating Officer



                                     EQUISERVE TRUST COMPANY, N.A.



                                     By:  /s/ Margaret Prentice
                                        ------------------------------------
                                     Name:  Margaret Prentice
                                     Title: Managing Director



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